UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2024

AIADVERTISING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-13215	30-0050402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

1114 S. St. Mary’s Street #120 San Antonio, TX	78210
(Address of Principal Executive Offices)	(Zip Code)

(917) 273-8429

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Tile of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2024, John Small provided notice of his decision to resign as Chief Financial Officer of AiAdvertising, Inc. (the “Company”), effective November 22, 2024. Mr. Small’s resignation was not the result of any disagreements with the Company regarding any matters related to its operations, policies, practices, or otherwise.

On November 15, 2024, Douglas Beck was appointed Chief Financial Officer of the Company, effective November 22, 2024. Mr. Beck will receive an annual salary of $210,000.

Mr. Beck previously served as chief financial officer of ShiftPixy, Inc. (NASDAQ: PIXY), a human capital services enterprise, from January 2023 to March 2024. Prior to that he served as chief financial officer and consultant for Beyond Air, Inc. (NASDAQ: XAIR), a clinical stage medical device company, from November of 2018 to December of 2022. Prior to his service with Beyond Air, Mr. Beck served as chief financial officer for JLM Couture, Inc., a high-end bridal wear and accessories designer and manufacturer from February 2016 to October of 2018. Mr. Beck has a Bachelor of Science degree in accounting from Fairleigh Dickinson University, and he is a New York certified public accountant as well as a member of the New York State Society of CPAs SEC and CFO committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIADVERTISING, INC.

Date: November 21, 2024	By:	/s/ Gerard Hug
		Name:	Gerard Hug
		Title:	Chief Executive Officer